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                                                                    EXHIBIT 23.2



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automotive Trust 2001-3

         We have audited the accompanying balance sheet of Household Automotive Trust 2001-3 as of October 18, 2001. This financial statement is the responsibility of the trust's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basisi for our opinion.

         In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Household Automotive Trust 2001-3 as of October 18, 2001, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP

Chicago, Illinois
October 18, 2001

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                        HOUSEHOLD AUTOMOTIVE TRUST 2001-3
                                  BALANCE SHEET
                                OCTOBER 18, 2001



                                     ASSETS


Cash......................................................................$1,000
Total assets..............................................................$1,000


                         LIABILITIES AND TRUST PRINCIPAL


Interest in the trust.....................................................$1,000
Total liabilities and trust principal.....................................$1,000


    The accompanying notes are an integral part of this financial statement.

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                        HOUSEHOLD AUTOMOTIVE TRUST 2001-3
                          NOTES TO FINANCIAL STATEMENT


1.       NATURE OF OPERATIONS:

         Household Automotive Trust 2001-3 (the "trust"), was formed in the State of Delaware on October 9, 2001. The Trust has been inactive since that date.

         The trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from Household Auto Receivables Corporation; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and in necessary or convenient to the foregoing.

2.       CAPITAL CONTRIBUTION:

         Household Auto Receivables Corporation purchased, for $1,000, a 100% beneficial ownership interest in the trust.